Exhibit 4.2

WEBMD HEALTH CORP.
and
WILMINGTON TRUST COMPANY
as Trustee
INDENTURE
Dated as of [     ], 2008
$[     ],000,000 Principal Amount
11% Pay-In-Kind Redeemable Subordinated Notes due [        ], 2014

CROSS-REFERENCE TABLE*

TIA Section		Indenture Section
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(b)	7.08; 7.10; 12.02
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N/A
312	(a)	2.05
	(b)	12.03
	(c)	12.03
313	(a)	7.06
	(b)(1)	N.A.
	(b)(2)	7.06
	(c)	7.06; 12.02
	(d)	7.06
314	(a)	4.03
	(b)	N.A.
	(c)(1)	12.04
	(c)(2)	12.04
	(c)(3)	N.A.
	(d)	N.A.
	(e)	12.05
	(f)	N.A.
315	(a)	7.01(B)
	(b)	7.05; 12.02
	(c)	7.01(A)
	(d)	7.01(C)
	(e)	6.11
316	(a)(last sentence)	2.09
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	6.07
317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.04
318	(a)	12.01

*	This Cross-Reference Table is not part of the Indenture.

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EXHIBITS
Exhibit A — Form of Global Security
Exhibit B — Form of Legends

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     INDENTURE, dated as of [     ], 2008, between WebMD Health Corp., a Delaware corporation (the “Company”), and [          ], as trustee (the “Trustee”).
     Each party agrees as follows for the other parties and for the equal and ratable benefit of the Holders of the Company’s 11% Pay-In-Kind Redeemable Subordinated Notes due [     ], 2014 (the “Securities”).
ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE
     1.01 Definitions.
     “Affiliate” means any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For this purpose, “control” shall mean the power to direct the management and policies of a person through the ownership of securities, by contract or otherwise.
     “Agent” means any Registrar, Paying Agent or co-registrar.
     “Asset Sale” means one or more direct or indirect sales of stock, business lines or material assets outside the ordinary course of Porex, in whole or in part.
     “Board of Directors” means the board of directors of the Company or any committee thereof authorized to act for it hereunder.
     “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by its Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.
     “Cash” means U.S. legal tender currency.
     “Company” means the party named as such above until a successor replaces it pursuant to the applicable provision hereof and thereafter means the successor.
     “Company Order” means a written request or order signed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President, its Chief Operating Officer, its Chief Financial Officer, any Executive Vice President or any Vice President and by its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary, and delivered to the Trustee.
     “Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 12.02 or such other address as the Trustee may give notice of to the Company.
     “Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
     “Depositary” means The Depository Trust Company, its nominees and successors.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Holder” or “Securityholder” means a person in whose name a Security is registered on the Registrar’s books.

     “Indenture” means this Indenture as amended or supplemented from time to time.
     “Maturity Date” means [          ], 2014.
     “Net Proceeds” means the cash proceeds received by the Company in respect of an Asset Sale, net of legal, accounting and investment banking fees, and brokerage and sales commissions incurred as a result thereof, the Company’s good faith estimation of taxes payable, but not yet paid, as a result thereof, indebtedness that is secured by the property or assets that are the subject of an Asset Sale and the amount of liability to indemnify for breach of any representations and warranties, or for any guarantee or commitment obligation, in each case, to the extent materially and adversely inconsistent in scope or amount with similar provisions of similar agreements to which the Company is a party.
     “Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, any Executive Vice President, any Vice President, the Treasurer or the Secretary of the Company.
     “Officers’ Certificate” means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or an Assistant Secretary of the Company.
     “Opinion of Counsel” means a written opinion from legal counsel who may be an employee of or counsel for the Company, or other counsel reasonably acceptable to the Trustee.
     “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.
     “PIK Interest” means interest paid with respect to the Securities in the form of increasing the outstanding principal amount of the Securities or issuing PIK Notes.
     “PIK Notes” means additional Securities issued under this Indenture in connection with a PIK Payment having the same terms and conditions as the Securities, except the original issue date and the date from which interest should accrue.
     “PIK Payment” means an interest payment with respect to the Securities made by increasing the outstanding principal amount of the Securities or issuing PIK Notes.
     “Porex” means Porex Corporation, a Delaware corporation and a direct or indirect wholly-owned subsidiary of the Company.
     “Redemption Date” means, with respect to Securities to be redeemed by the Company in accordance with Section 3.01, the business day specified for redemption of such Security in accordance with the terms of the Securities and this Indenture, as set forth in a notice of redemption.
     “Redemption Price” means, with respect to Securities to be redeemed by the Company in accordance with Section 3.01, a Cash amount equal to 100% of the outstanding principal amount of such Securities (including paid-in-kind interest, if any).
     “Responsible Officer” shall mean, when used with respect to the Trustee, any officer of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee that is assigne to the Corporate Trust Office of the Trustee and who has direct responsibility for the administration of this Indenture, or with respect to a particular matter, any other officer of the Truste to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject.
     “SEC” means the U.S. Securities and Exchange Commission.
     “Securities” means the 11% Pay-In-Kind Redeemable Subordinated Notes due [ ], 2014 issued by the Company pursuant to this Indenture (including PIK Notes). For purposes of this Indenture, all references to “principal amount” of the Securities shall include any PIK Notes issued in respect thereof (and any increase in the principal amount of the Notes) as a result of a PIK Payment.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Significant Subsidiary” with respect to any person means any subsidiary of such person that, from time to time, constitutes a “significant subsidiary” within the meaning of Rule 1-02 of Regulation S-X under the Securities Act, as such regulation is in effect on the date of this Indenture.
     “subsidiary” means (i) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by the Company, by one or more subsidiaries of the Company or by the Company and one or more of its subsidiaries or (ii) any other person (other than a corporation) in which the Company, one or more its subsidiaries or the Company and one or more its subsidiaries, directly or indirectly, at the date of determination thereof, have at least majority ownership interest.
     “TIA” means the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) as in effect on the date of this Indenture, except as provided in Section 9.03.
     “Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions hereof and thereafter means the successor.
     1.02 Other Definitions.

Term	Defined in Section
“Bankruptcy Law”	6.01
“business day”	12.07
“comparable yield”	4.08
“Contingent Payment Regulations”	4.08
“Custodian”	6.01
“Event of Default”	6.01
“Global Security”	2.01
“Global Security Legend”	2.17
“Indebtedness”	11.02
“Legal Holiday”	12.07
“Participants”	2.15
“Paying Agent”	2.03
“Payment Blockage”	11.04
“Payment Blockage Notice”	11.04
“Physical Securities”	2.01
“Registrar”	2.03
“Representative”	11.02
“Senior Indebtedness”	11.02
“U.S. Government Obligations”	8.01

     1.03 Incorporation by Reference of Trust Indenture Act.
     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings: “Commission” means the SEC. All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein have the meanings so assigned to them.
     1.04 Rules of Construction.
     Unless the context otherwise requires:
     (i) a term has the meaning assigned to it;
     (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect on the date hereof;
     (iii) “or” is not exclusive;
     (iv) words in the singular include the plural and in the plural include the singular;
     (v) provisions apply to successive events and transactions; and
     (vi) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.
ARTICLE II
THE SECURITIES
     2.01 Form and Dating.
     The Securities and the Trustee’s certificate of authentication shall be substantially in the form set forth in Exhibit A, which is incorporated in and forms a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication.
     Securities offered and sold under the Securities Act shall be issued initially in the form of one or more Global Securities, substantially in the form set forth in Exhibit A (each, a “Global Security”), deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided and bearing the legends set forth in Exhibit B. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made by the Trustee, as custodian for the Depositary, as hereinafter provided.
     Securities issued in exchange for interests in a Global Security pursuant to Section 2.15 may be issued in the form of permanent certificated Securities in registered form in substantially the form set forth in Exhibit A (the “Physical Securities”) and, if applicable, bearing any legends required by Section 2.17.
     2.02 Execution and Authentication.
     One Officer shall sign the Securities for the Company by manual or facsimile signature.
     If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.
     A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.
     Upon receipt of a Company Order, the Trustee shall authenticate Securities for original issue in the aggregate principal amount of $[     ],000,000.
     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company and its Affiliates.
     If a Company Order pursuant to this Section 2.02 of the Indenture has been, or simultaneously with the Company Order is, delivered, any instructions by the Company to the Trustee with respect to authentication, delivery or redelivery of a Security issued in global form shall be in writing but need not comply with Section 12.04 hereof and need not be accompanied by an Opinion of Counsel.
     The Securities shall be issuable only in registered form without interest coupons and only in denominations of $100 principal amount and any positive integral multiple thereof subject to the issuance of PIK Interest pursuant to Section 1 of the form of Securities set forth in Exhibit A hereto, in which case PIK Notes may be issued in an aggregate principal amount equal to the amount of PIK Interest paid by the Company for the applicable period, rounded up to the nearest whole dollar.
     PIK Notes may be created and issued from time to time by the Company without notice to or consent of the Holders and shall be consolidated with and form a single class with the Securities and shall have the same terms as to status, redemption or otherwise as the PIK Notes of the same series; provided that in connection with the payment of PIK Interest in respect of the Securities, the Company is entitled to, without the consent of the Holders, increase the outstanding principal amount of the Securities or issue PIK Notes. All Securities will be treated as a single class for all purposes under this Indenture, including waivers, amendments, redemptions and offers to purchase.
     On any date that PIK Notes are issued, the Trustee shall, upon receipt of a Company Order to such effect, authenticate and deliver the PIK Notes (or increase the principal amount of any Securities) as a result of a PIK Payment for an aggregate principal amount specified in such Company Order for such PIK Notes (or increase the principal amount of any Securities) issued or increased hereunder. On any interest payment date on which the Company pays PIK Interest with respect to a Global Note representing Securities, the Trustee shall increase the principal amount of such Global Note by an amount equal to the interest payable, rounded up to the nearest $1.00, for the relevant interest period on the principal amount of such Global Note on such interest payment date, to the credit of the Holders on the relevant record date, pro rata in accordance with their interests, and an adjustment shall be made on the books and records of the Trustee with respect to such Global Note, by the Trustee, to reflect such increase. On any interest payment date on which the Company pays PIK Interest by issuing definitive PIK Notes, the principal amount of any such PIK Notes issued to any Holder, for the relevant interest period as of the relevant record date for such interest payment date, shall be rounded up to the nearest $1.00.
     2.03 Registrar and Paying Agent.
     The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Securities may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint or change one or more co-registrars and one or more additional paying agents without notice and may act in any such capacity on its own behalf. The term “Registrar” includes any co-registrar; and the term “Paying Agent” includes any additional paying agent.
     The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.
     The Company initially appoints the Trustee as Paying Agent and Registrar.
     2.04 Paying Agent To Hold Money in Trust.
     Each Paying Agent shall hold in trust for the benefit of the Securityholders or the Trustee all moneys held by the Paying Agent for the payment of the Securities, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent shall have no further liability for the money. If the Company acts as Paying Agent, it shall segregate and hold as a separate trust fund all money held by it as Paying Agent.
     2.05 Securityholder Lists.
     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each interest payment date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Securityholders.
     2.06 Transfer and Exchange.

     Subject to Sections 2.15 and 2.16 hereof, where Securities are presented to the Registrar with a request to register their transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transaction are met. To permit registrations of transfer and exchanges, the Trustee shall authenticate Securities at the Registrar’s request. The Company or the Trustee, as the case may be, shall not be required (a) to issue, authenticate, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of the Securities selected for redemption under Section 3.04 and ending at the close of business on the day of such mailing or (b) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of Securities being redeemed in part.
     No service charge shall be made for any transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Securities, other than exchanges pursuant to Section 2.10, 3.01, 3.07 or 9.05 not involving any transfer.
     2.07 Replacement Securities.
     If the Holder of a Security claims that the Security has been mutilated, lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee’s requirements are met and, in the case of a mutilated Security, such mutilated Security is surrendered to the Trustee. In the case of lost, destroyed or wrongfully taken Securities, if required by the Trustee, an indemnity bond must be provided by the Holder that is sufficient in the judgment of the Trustee to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Trustee may charge for its expenses in replacing a Security.
     In case any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security when due.
     Every replacement Security is an additional obligation of the Company only as provided in Section 2.08.
     2.08 Outstanding Securities.
     Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Except to the extent provided in Section 2.09, a Security does not cease to be outstanding because the Company or one of its subsidiaries or Affiliates holds the Security.
     If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it, or a court holds, that the replaced Security is held by a protected purchaser.
     If the Paying Agent (other than the Company) holds on a Redemption Date or maturity date money sufficient to pay Securities payable on that date, then on and after that date, such Securities shall be deemed to be no longer outstanding and interest on them shall cease to accrue, and such Security shall be deemed paid whether or not the Security is delivered to the Paying Agent. Thereafter, all other rights of the Holders of such Securities shall terminate with respect to such Securities, other than the right to receive the Redemption Price or principal amount, as applicable.

     2.09 Securities Held by the Company or an Affiliate.
     In determining whether the Holders of the required aggregate principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or any of its subsidiaries or an Affiliate shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Responsible Officer of the Trustee knows are so owned shall be so disregarded.
     2.10 Temporary Securities.
     Until definitive Securities are ready for delivery, the Company may prepare and, upon receipt of a Company Order, the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate in accordance with Section 2.02 definitive Securities in exchange for temporary Securities.
     2.11 Cancellation.
     The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for transfer, exchange, payment or cancellation in accordance with its customary procedures. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation.
     2.12 Defaulted Interest.
     If and to the extent the Company defaults in a payment of interest on the Securities, the Company shall pay the defaulted interest in any lawful manner plus, to the extent not prohibited by applicable statute or case law, interest payable on the defaulted interest at the rate provided in the Securities. The Company may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Company shall fix such record date and payment date. At least 15 days before the record date, the Company shall mail to Securityholders a notice that states the record date, payment date and amount of interest to be paid.
     2.13 CUSIP Numbers.
     The Company in issuing the Securities may use one or more “CUSIP” numbers, and if so, the Trustee shall use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP numbers printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities. The Company shall promptly notify the Trustee of any change in the CUSIP numbers.
     2.14 Deposit of Moneys.
     Prior to 11:00 a.m., New York City time, on the Maturity Date and each Redemption Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to make Cash payments, if any, due on the Maturity Date and such Redemption Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on the Maturity Date and such Redemption Date, as the case may be.

     2.15 Book-Entry Provisions for Global Securities.
     (A) The Global Securities initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 2.17.
     (B) Members of, or participants in, the Depositary (“Participants”) shall have no rights under this Indenture with respect to any Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (i) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (ii) impair, as between the Depositary and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.
     (C) Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Securities only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for any Global Security and a successor Depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depositary to issue Physical Securities. Notwithstanding the foregoing, to the extent that a Holder provides notice in writing to the Company and Trustee that such Holder cannot hold the Securities through the Depositary, the Company shall cause Physical Securities to be delivered, within a reasonable period of time, to such Holder at such Holder’s registered address.
     (D) In connection with the transfer of a Global Security in its entirety to beneficial owners pursuant to Section 2.15(C), such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon receipt of a Company Order authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Physical Securities of authorized denominations.
     (E) The Holder of any Global Security may grant proxies and otherwise authorize any person, including Participants and persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Securities.
     (F) Notwithstanding any other provision of this Indenture, so long as a series of Securities is a Global Security, th parties hereto will be bound at all times by the applicable procedures of the Depositary with respect to such series.
     2.16 Special Transfer Provisions.
     (A) Restrictions on Transfer and Exchange of Global Securities. Notwithstanding any other provisions of this Indenture, a Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.
     (B) General. The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section 2.16. The Company shall have the right to inspect and, at the Company’s cost and expense, make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar, provided that such inspection shall not interfere with the normal business operations of the Registrar.
     2.17 Legends.
     Each Global Security shall also bear the “Global Security Legend” as set forth in Exhibit B.
ARTICLE III
REDEMPTION AND REPURCHASE
     3.01 Redemption.
     (A) Redemption of the Securities, as permitted or required by any provision of this Indenture, shall be made in accordance with Paragraphs 6 and 7 of the Securities and in accordance with this Article III. At any time and from time to time through the business day immediately prior to the Maturity Date, the Company will have the right to redeem for Cash all or any part of the Securities at the applicable Redemption Price, plus accrued and unpaid interest thereon to, but not including, the Redemption Date, provided that, if such Redemption Date is on or after an interest record date, but on or prior to the related interest payment date, such interest will be payable in Cash to the Holders in whose names the Securities are registered at the close of business on the relevant record date for payment of such interest.
     (B) Within 30 days of receipt by the Company of any Net Proceeds from an Asset Sale, the Company shall redeem, pro rata from all Holders of the Securities, Securities in an amount equal to such Net Proceeds.
     3.02 Notices to Trustee of Redemption.
     If the Company elects to redeem Securities pursuant to Paragraph 6 of the Securities, it shall notify the Trustee at least 5 days prior to the mailing of the notice of redemption (unless a shorter notice period shall be satisfactory to the Trustee) of the Redemption Date and the aggregate principal amount of Securities to be redeemed.
     3.03 Selection of Securities to Be Redeemed.
     If the Company elects to redeem Securities pursuant to Paragraph 6 of the Securities and less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed on a pro rata basis. The Trustee shall make the selection from Securities outstanding not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1001 principal amount. Securities and portions of them it selects shall be in amounts of $100 principal amount or positive integral multiples of $100 principal amount (or, if PIK Notes are issued or PIK Interest is paid, a minimum of $1.00 and positive integral multiples of $1.00). The Trustee shall

[1]	Confrim with DTC that these denominations are acceptable.

promptly notify the Company in writing of the Securities selected for redemption and the principal amount thereof to be redeemed.
     The Registrar need not transfer or exchange any Securities selected for redemption, except the unredeemed portion of the Securities redeemed in part. Also, the Registrar need not transfer or exchange any Securities for a period of 15 days before selecting Securities to be redeemed.
     3.04 Notice of Redemption.
     At least 20 days but not more than 60 days before a Redemption Date, the Company shall mail by first-class mail a notice of redemption to each Holder at such Holder’s registered address and disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News or other similarly broad public medium that is customary for such press releases.
     The notice shall identify the Securities and the aggregate principal amount thereof to be redeemed and shall state:
     (i) the Redemption Date;
     (ii) the Redemption Price, plus the amount of accrued and unpaid interest to be paid on the Securities called for redemption;
     (iii) the name and address of the Paying Agent;
     (iv) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price, plus the amount of accrued and unpaid interest thereon; and
     (v) the CUSIP number or numbers, as the case may be, of the Securities.
     At the Company’s request, upon reasonable prior notice, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense; provided that the form and content of such notice shall be prepared by the Company.
     3.05 Effect of Notice of Redemption.
     Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date at the Redemption Price, plus accrued and unpaid interest to the date of redemption, and, on and after such date (unless the Company shall default in the payment of the Redemption Price), such Securities shall cease to be outstanding or to bear interest. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price, plus accrued interest to, but excluding, the Redemption Date, subject to the proviso to Section 3.01.
     3.06 Deposit of Redemption Price.
     On or before the Redemption Date, the Company shall, in accordance with Section 2.14, deposit with the Paying Agent money in funds immediately available on the Redemption Date sufficient to pay the Redemption Price of and accrued interest on all Securities to be redeemed on that date. The Paying Agent shall return to the Company, as soon as practicable, any money not required for that purpose.
     3.07 Securities Redeemed in Part.

     Upon surrender of a Security that is redeemed in part, the Company shall execute and, upon receipt of a Company Order, the Trustee shall authenticate for the Holder a new Security or Securities in an aggregate principal amount equal to the unredeemed portion of the Security surrendered.
     3.08 Permitted Repurchases.
     The Company or a third party may, to the extent permitted by applicable law, at any time purchase Securities in the open market, by tender at any price or by private agreement. Any Securities that the Company or a third party purchases may, to the extent permitted by applicable law, be re-issued or resold or may, at the Company’s or such third party’s option, be surrendered to the Trustee for cancellation. Any Securities surrendered for cancellation may not be re-issued or resold and will be canceled promptly.
     3.09 [Reserved].
     3.10 [Reserved].
     3.11 [Reserved].
     3.12 Covenant to Comply With Securities Laws Upon Purchase of Securities.
     When complying with the provisions of Section 3.01 hereof (provided that such offer or purchase constitutes an “issuer tender offer” for purposes of Regulation 14E (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall (i) comply with the applicable provisions of Regulation 14E (or any successor provisions) under the Exchange Act, and any other tender offer rules under the Exchange Act that may then apply, and (ii) otherwise comply with any applicable federal and state securities laws so as to permit the rights and obligations under Section 3.01 to be exercised in the time and in the manner specified in Section 3.01.
ARTICLE IV
COVENANTS
     4.01 Payment of Securities.
     The Company shall pay all amounts due with respect to the Securities on the dates and in the manner provided in the Securities. All such amounts shall be considered paid on the date due if, in the case of Cash payments, the Paying Agent holds (or, if the Company is acting as Paying Agent, if the Company has segregated and holds in trust in accordance with Section 2.04) on that date money sufficient to pay the amount then due with respect to the Securities, and in the case of PIK Payments, the Trustee is directed prior to such date to issue PIK Notes or increase the principal amount of the Securities, in each case in an amount equal to the amount of the applicable PIK Interest.
     The Company shall pay interest on any overdue amount (including, to the extent permitted by applicable law, overdue interest) at the rate borne by the Securities.
     4.02 Maintenance of Office or Agency.
     The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the

Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
     The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
     The Company hereby designates the Corporate Trust Office of the Trustee as an agency of the Company in accordance with Section 2.03.
     4.03 Reports.
     (A) The Company will comply with the provisions of TIA § 314(a).
     (B) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on the Officers’ Certificate).
     4.04 Compliance Certificate.
     The Company shall deliver to the Trustee within 90 days after the end of each fiscal year of the Company an Officers’ Certificate stating whether or not the signers know of any Default or Event of Default by the Company in performing any of its obligations under this Indenture or the Securities. If they do know of any such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status.
     4.05 Stay, Extension and Usury Laws.
     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (in each case, to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.
     4.06 Corporate Existence.
     Subject to Article V, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Significant Subsidiaries in accordance with the respective organizational documents of each Significant Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its Significant Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate existence of any Significant Subsidiary, if in the judgment of the Board of Directors (i) such preservation or existence is not material to the conduct of business of the Company and (ii) the loss of such right, license or franchise or the dissolution of such Significant Subsidiary does not have a material adverse impact on the Holders.
     4.07 Notice of Default.
     In the event that any Default or Event of Default shall occur, the Company will give prompt written notice of such Default or Event of Default to the Trustee.
     4.08 Tax Treatment of Securities.
     The Company and the Holders, by purchasing a beneficial ownership interest in the Securities, agree that if the stated principal amount of the Securities exceeds their issue price by 1.50% of their stated principal amount or more (i) the Securities will be contingent payment debt instruments as described in Section 1.1275-4 of the Treasury regulations promulgated by the Department of Treasury pursuant to the Internal Revenue Code of 1986, amended (the “Contingent Payment Regulations”), (ii) each Holder shall be bound by the Company’s application of the Contingent Payment Regulations to the Securities, including the Company’s determination of the rate at which interest will be deemed to accrue on the Securities for U.S. federal income tax purposes, which is the rate comparable to the rate at which the Company would borrow on a noncontingent, nonconvertible borrowing with no contingent payments, but with terms and conditions otherwise comparable to the Securities (the “comparable yield”), (iii) each Holder shall use the projected payment schedule with respect to the Securities that the holder may obtain from the Company to the Holder, as provided in the Contingent Payment Regulations, to determine its interest accruals and adjustments as provided in the Contingent Payment Regulations, and (iv) the Company and each Holder will not take any position on a tax return inconsistent with clauses (i), (ii), or (iii) of this Section 4.08, unless required by applicable law.
     The comparable yield and the schedule of projected payments are not determined for any purpose other than for the determination of interest accruals and adjustment thereof in respect of the Securities for U.S. federal income tax purposes. The comparable yield and the schedule of projected payments do not constitute a projection or representation regarding the amount payable on the Securities. A Holder may obtain the issue date and, if applicable, comparable yield and projected payment schedule by telephoning [              ] at [              ] or submitting a written request to: WebMD Health Corp., [              ].
ARTICLE V
SUCCESSORS
     5.01 When Company May Merge, etc.
     The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its properties and assets to, another person unless such other person is a corporation organized under the laws of the United States, any State thereof or the District of Columbia or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction (provided, however, that in the case of a transaction where the surviving entity is organized under the laws of a foreign jurisdiction, the Company may not consummate the transaction without first amending the terms of the Securities to provide that, in the event the Company is required under the laws of such foreign jurisdiction (or any political subdivision thereof) to withhold or deduct amounts in respect of taxes from payments made to Securityholders on the Securities, the Company will pay, subject to certain standard exceptions, such additional amounts to the holders as may be necessary so that each Securityholder will receive the same amounts it would have received had no such withholding or deduction been required; such person assumes by supplemental indenture all the obligations of the Company, under the Securities and this Indenture; and immediately after giving effect to the transaction, no Default or Event of Default shall exist under the terms of this Indenture.
     The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers’ Certificate to the foregoing effect and an Opinion of Counsel, which may rely upon such Officers’ Certificate as to the absence of Defaults and Events of Default, stating that the proposed transaction and such supplemental indenture will, upon consummation of the proposed transaction, comply with this Indenture.
     5.02 Successor Substituted.
     Upon any consolidation or merger or transfer or lease of all or substantially all of the assets of the Company in accordance with Section 5.01, the successor person formed by such consolidation or into which the Company is merged or to which such transfer or lease is made shall succeed to, and, except in the case of a lease, be substituted for, and may exercise every right and power of, and shall assume every duty and obligation of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein. When the successor assumes all obligations of the Company hereunder, except in the case of a lease, all obligations of the predecessor shall terminate.
ARTICLE VI
DEFAULTS AND REMEDIES
     6.01 Events of Default.
     An “Event of Default” occurs if:
     (i) the Company defaults in the payment of the principal amount or Redemption Price with respect to any Security when the same becomes due and payable and such default continues for a period of 30 days, whether on the Maturity Date, Redemption Date or otherwise, except to the extent such payment shall be prohibited by the provisions of Article XI hereof;
     (ii) the Company defaults in the payment of accrued and unpaid interest on any Security when the same becomes due and payable and such default continues for a period of 30 days, except to the extent such payment shall be prohibited by the provisions of Article XI hereof;
     (iii) the Company fails to comply with any of its other agreements in the Securities or this Indenture and the default continues for the period and after the notice specified below;
     (iv) the Company or any of its Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

     (A) commences a voluntary case,
     (B) consents to the entry of an order for relief against it in an involuntary case,
     (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or
     (D) makes a general assignment for the benefit of its creditors; or
     (v) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (A) is for relief against the Company or any of its Significant Subsidiaries in an involuntary case or proceeding, or adjudicates the Company or any Significant Subsidiary insolvent or bankrupt,
     (B) appoints a Custodian of the Company or any of its Significant Subsidiaries for all or substantially all of the property of the Company or any such Significant Subsidiary, as the case may be, or
     (C) orders the winding up or liquidation of the Company or any of its Significant Subsidiaries,
and the order or decree remains unstayed and in effect for 90 consecutive days.
     The term “Bankruptcy Law” means Title 11, U.S. Code or any similar federal or State law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.
     A default under Section 6.01(iii) above is not an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee of the default and the default is not cured within 60 days after receipt of the notice. The notice must specify the default, demand that it be remedied and state that the notice is a “Notice of Default.” If the Holders of 25% in aggregate principal amount of the outstanding Securities request the Trustee to give such notice on their behalf, the Trustee shall do so. When a default is cured, it ceases.
     6.02 Acceleration.
     If an Event of Default (other than an Event of Default specified in Section 6.01(iv) or (v) with respect to the Company) as to which the Trustee has received notice pursuant to the provisions of this Indenture occurs and is continuing, the Trustee by notice to the Company or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding by notice to the Company and the Trustee may declare the Securities to be due and payable. Upon such declaration such principal and interest to but not including the date of payment or provision therefor shall be due and payable immediately. If an Event of Default specified in Section 6.01(iv) or (v) with respect to the Company occurs, the principal of and accrued interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholder. The Holders of a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any order or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration and if all amounts due to the Trustee under Section 7.07 have been paid.
     6.03 Other Remedies.
     Notwithstanding any other provision of this Indenture, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of amounts due with respect to the Securities or to enforce the performance of any provision of the Securities or this Indenture.
     The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative.
     6.04 Waiver of Past Defaults.
     Subject to Sections 6.07 and 9.02, the Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may waive any past Default or Event of Default and its consequences, except a default in the payment of the principal amount, accrued and unpaid interest, or any Redemption Price. When a Default or an Event of Default is waived, it is cured and ceases for every purpose of this Indenture.
     6.05 Control by Majority.
     The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.
     6.06 Limitation on Suits.
     Except as provided in Section 6.07, a Securityholder may pursue a remedy with respect to this Indenture or the Securities only if:
     (i) the Holder gives to the Trustee written notice of a continuing Event of Default;
     (ii) the Holders of at least 25% in aggregate principal amount of the Securities then outstanding make a written request to the Trustee to pursue the remedy;
     (iii) such Holder or Holders offer and, if requested, provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;
     (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and
     (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the Securities then outstanding do not give the Trustee a direction inconsistent with the request.

     A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.
     6.07 Rights of Holders to Receive Payment.
     Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of all amounts due with respect to the Securities (including, without limitation, PIK Interest), on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.
     6.08 Collection Suit by Trustee.
     If an Event of Default specified in Section 6.01(i) or (ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount due with respect to the Securities, including any unpaid and accrued interest.
     6.09 Trustee May File Proofs of Claim.
     The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee, any predecessor Trustee and the Securityholders allowed in any judicial proceedings relative to the Company or its creditors or properties.
     The Trustee may collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.
     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
     6.10 Priorities.
     If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:
     First: to the Trustee for amounts due under Section 7.07;
     Second: to holders of Senior Indebtedness to the extent required by Article XI;
     Third: to Securityholders for all amounts due and unpaid on the Securities, without preference or priority of any kind, according to the amounts due and payable on the Securities; and
     Fourth: to the Company.
     The Trustee, upon prior written notice to the Company may fix a record date and payment date for any payment by it to Securityholders pursuant to this Section 6.10.

     6.11 Undertaking for Costs.
     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit other than the Trustee of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Securities.
ARTICLE VII
TRUSTEE
     7.01 Duties of Trustee.
     (A) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.
     (B) Except during the continuance of an Event of Default:
     (i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (ii) in the absence of bad faith, willful misconduct or negligence on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture (including, without limitation, Officer’s Certificate and Opinion of Counsel); but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
     (C) the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
     (i) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
     (ii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.
     (D) Every provision of this Indenture that in any way relates to the Trustee is subject to the provisions of this Section 7.01.

     (E) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
     7.02 Rights of Trustee.
     (A) Subject to Section 7.01, the Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document; if, however, the Trustee shall determine to make such further inquiry or investigation, it shall be entitled during normal business hours to examine the relevant books, records and premises of the Company, personally or by agent or attorney upon reasonable prior notice.
     (B) Before the Trustee acts or refrains from acting, it may require the Company to deliver an Officers’ Certificate and/or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.
     (C) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Order and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution.
     (D) The Trustee may consult with counsel (such counsel to be reasonably acceptable to the Company) and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
     (E) The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.
     (F) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its discretion, rights or powers conferred upon it by this Indenture.
     (G) Except with respect to Section 6.01, the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article IV. In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except (1) any Default or Event of Default occurring pursuant to Sections 6.01(i) and 6.01(ii) or (2) any Default or Event of Default of which a Responsible Officer of the Trustee shall have received written notification or obtained actual knowledge. Delivery of reports, information and documents to the Trustee under Article IV (other than Sections 4.04 and 4.07) is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
     (H) The Trustee shall be under no obligation to exercise any of the rights or powers vested by this Indenture at the request or direction of any of the Holders pursuant to this Indenture unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

     (I) The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other person employed to act hereunder.
     (J) The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.
     (K) No provision of this Indenture shall require the Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder, if the Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it.
     (L) The Trustee shall incur no liability if, by reason of any provision of any present or future law or regulation thereunder, or other action by a public authority, or by any force majeure event, including but not limited to acts of God, war, riot, invasion, acts of foreign enemy, foreign or domestic hostilities, strikes, terrorist attacks (actual or threatened), loss of power, failure of electronic communication or data processing systems which failure is not within the reasonable control of the Trustee, natural disaster, or other circumstances beyond its reasonable control, the Trustee shall be prevented or forbidden from doing or performing any act or thing which the terms of this Indenture provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Indenture.
     (M) Whenever the Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Indenture, or is unsure as to the application, intent, interpretation or meaning of any provision of this Indenture, the Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Company or Holders, as applicable, requesting instruction as to the course of action to be adopted, and, to the extent the Trustee acts in good faith in accordance with any such instruction received from the Company or a majority of the Holders, as applicable, the Trustee shall not be liable on account of such action to any person. If the Trustee shall not have received appropriate instructions within ten calendar days of sending such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action which is consistent, in its view, with this Indenture, and the Trustee shall have no liability to any person for any such action or inaction.
     7.03 Individual Rights of Trustee.
     The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, must comply with Sections 7.10 and 7.11.
     7.04 Trustee’s Disclaimer.
     The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities; it shall not be accountable for the Company’s use of the proceeds from the Securities; and it shall not be responsible for any statement in the Securities other than its certificate of authentication.
     7.05 Notice of Defaults.

     If a Default or Event of Default occurs and is continuing as to which the Trustee has received notice pursuant to the provisions of this Indenture, the Trustee shall mail to each Securityholder a notice of the Default or Event of Default within 30 days after the Trustee received notice of such Default or Event of Default unless such Default or Event of Default has been cured or waived. Except in the case of a Default or Event of Default in payment of any amounts due with respect to any Security, the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of Securityholders.
     7.06 Reports by Trustee to Holders.
     Within 60 days after each [May      ] beginning with [May      ], 2009, the Trustee shall mail to each Securityholder if required by TIA § 313(a) a brief report dated as of such [      ] that complies with TIA § 313(c). In such event, the Trustee also shall comply with TIA § 313(b).
     A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed by the Trustee with the SEC and each stock exchange, if any, on which the Securities are listed. The Company shall promptly notify the Trustee when the Securities are listed on any stock exchange.
     7.07 Compensation and Indemnity.
     The Company shall pay to the Trustee from time to time such compensation for its services as shall be agreed upon in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Trustee’s agents and counsel.
     The Company shall indemnify the Trustee against any and all loss, liability, damage, claim or expense (including the reasonable fees and expenses of counsel and taxes other than those based upon the income of the Trustee) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any other person) or liability in connection with the exercise or performance of any of its powers and duties hereunder. The Company need not pay for any settlement made without its consent. The Trustee shall notify the Company promptly of any claim for which it may seek indemnification. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through the Trustee’s negligence, bad faith or willful misconduct.
     To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay amounts due on particular Securities.
     The indemnity obligations of the Company with respect to the Trustee provided for in this Section 7.07 shall survive any resignation or removal of the Trustee.
     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(iv) or (v) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.
     7.08 Replacement of Trustee.

     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.
     The Trustee may resign by so notifying the Company in writing 30 business days prior to such resignation. The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee with the Company’s consent. The Company may remove the Trustee if:
     (i) the Trustee fails to comply with Section 7.10;
     (ii) the Trustee is adjudged a bankrupt or an insolvent;
     (iii) a receiver or other public officer takes charge of the Trustee or its property; or
     (iv) the Trustee becomes incapable of acting.
     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.
     If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company’s expense), the Company or the Holders of at least 10% in aggregate principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.
     If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.
     7.09 Successor Trustee by Merger, etc.
     If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee, if such successor corporation is otherwise eligible hereunder.
     7.10 Eligibility; Disqualification.
     There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b).
     7.11 Preferential Collection of Claims Against Company.

     The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.
ARTICLE VIII
DISCHARGE OF INDENTURE
     8.01 Termination of the Obligations of the Company.
     The Company may terminate all of its obligations under this Indenture if all Securities previously authenticated and delivered (other than mutilated, destroyed, lost or stolen Securities which have been replaced or paid as provided in Section 2.07) have been delivered to the Trustee for cancellation or if:
     (i) the Securities mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption;
     (ii) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations sufficient to pay the principal or Redemption Price of and any unpaid and accrued interest on the Securities to maturity or redemption, as the case may be. Immediately after making the deposit, the Company shall give notice of such event to the Securityholders;
     (iii) the Company has paid or caused to be paid all sums then payable by the Company to the Trustee hereunder as of the date of such deposit; and
     (iv) the Company has delivered to the Trustee an Opinion of Counsel and an Officers’ Certificate stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with. The Company may make the deposit only during the one-year period and only if Article XI permits it.
     However, the Company’s obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.15, 2.16, 2.17, 4.01, 4.02, Article VII and Article VIII shall survive until the Securities are no longer outstanding. Thereafter the obligations of the Company in Sections 7.07 and 8.03 shall survive.
     After a deposit pursuant to this Section 8.01, the Trustee upon request shall acknowledge in writing the discharge of the obligations of the Company under the Securities and this Indenture, except for those surviving obligations specified above.
     In order to have money available on a payment date to pay the principal or Redemption Price of and any unpaid and accrued interest on the Securities, the U.S. Government Obligations shall be payable as to principal and any unpaid and accrued interest on or before such payment date in such amounts as will provide the necessary money.
     “U.S. Government Obligations” means direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged.
     8.02 Application of Trust Money.

     The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of the principal or Redemption Price of and any unpaid and accrued interest on the Securities. Money and securities so held in trust are not subject to the subordination provisions of Article XI.
     8.03 Repayment to Company.
     The Trustee and the Paying Agent shall promptly notify the Company of, and pay to the Company upon the request of the Company, any excess money or securities held by them at any time. The Trustee and the Paying Agent shall pay to the Company upon the written request of the Company any money held by them for the payment of the principal or Redemption Price of and any unpaid and accrued interest that remains unclaimed for two years; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may, at the expense and request of the Company, cause to be published once in a newspaper of general circulation in The City of New York or cause to be mailed to each Holder, notice stating that such money remains and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After repayment to the Company, Securityholders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and all liability of the Trustee and the Paying Agent shall cease.
     8.04 Reinstatement.
     If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Sections 8.01 and 8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Sections 8.01 and 8.02 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Sections 8.01 and 8.02; provided, however, that if the Company has made any payment of amounts due with respect to any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.
ARTICLE IX
AMENDMENTS
     9.01 Without Consent of Holders.
     The Company, with the consent of the Trustee, may amend or supplement this Indenture or the Securities without notice to or the consent of any Securityholder:
     (i) to evidence a successor to the Company pursuant to Article V hereof and the assumption by that successor of the Company’s obligations under this Indenture and the Securities;
     (ii) to evidence and provide for the acceptance of the appointment under this Indenture of a successor Trustee;

     (iii) to add to the covenants of the Company described in this Indenture for the benefit of Securityholders or to surrender any right or power conferred upon the Company;
     (iv) to secure the obligations of the Company in respect of the Securities;
     (v) to make any changes or modifications to this Indenture necessary in connection with the registration of the Securities under the Securities Act and the qualification of the Indenture under the TIA;
     (vi) to cure any ambiguity, inconsistency or other defect in this Indenture;
     (vii) to comply with Section 5.01; or
     (viii) to add guarantors or co-obligors.
     Notwithstanding the foregoing, no supplemental indenture pursuant to the foregoing clauses (iii), (iv), (v) or (vi) may be entered into without the consent of the holders of a majority in principal amount of the Securities if such supplemental indenture would materially and adversely affect the interests of the Holders of the Securities.
     9.02 With Consent of Holders.
     The Company, with the consent of the Trustee, may amend or supplement this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of a majority in aggregate principal amount of the outstanding Securities. Subject to Section 6.07, the Holders of a majority in aggregate principal amount of the outstanding Securities may waive compliance by the Company with any provision of this Indenture or the Securities without notice to any other Securityholder. However, without the consent of each Securityholder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:
     (i) reduce the rate of or change the time for payment of interest (including the accrual of pay-in-kind interest) on any Security;
     (ii) make any Security payable in money or securities other than as stated in such Security;
     (iii) change the stated maturity of any Security;
     (iv) reduce the principal amount or Redemption Price of any Security;
     (v) make any change that adversely affects the right to receive payment with respect to, any Security or the right to institute suit for the enforcement of any payment with respect to any Security;
     (vi) modify the provisions of Article XI hereof in a manner adverse to the Holders; or
     (vii) reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver.

     An amendment under this Section 9.02 may not make any change that adversely affects the rights under Article XI of any holder of Senior Indebtedness unless the holders of such Senior Indebtedness pursuant to its terms consent to the change.
     Promptly after an amendment under Section 9.01 and this Section 9.02 becomes effective, the Company shall mail to Securityholders a notice briefly describing the amendment. Any failure of the Company to mail such notice shall not in any way impair or affect the validity of such amendment, supplement or waiver.
     It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or supplement, but it shall be sufficient if such consent approves the substance thereof.
     9.03 Compliance with Trust Indenture Act.
     Every amendment, waiver or supplement to this Indenture or the Securities shall comply with the TIA as then in effect.
     9.04 Revocation and Effect of Consents.
     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.
     An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Securityholder.
     After an amendment, supplement or waiver becomes effective with respect to the Securities, it shall bind every Securityholder unless it makes a change described in Section 9.02. In that case, the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and, provided that notice of such amendment, supplement or waiver is reflected on a Security that evidences the same debt as the consenting Holder’s Security, every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.
     9.05 Notation on or Exchange of Securities.
     If an amendment, supplement or waiver changes the terms of a Security, the Company may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security as directed and prepared by the Company about the changed terms and return it to the Holder. Alternatively, if the Company so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.
     9.06 Trustee Protected.
     The Trustee need not sign any amendment, supplement or waiver authorized pursuant to this Article IX that adversely affects the Trustee’s rights, duties, liabilities or immunities. The Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel and an Officers’ Certificate that any supplemental indenture, amendment or waiver is permitted or authorized pursuant to the Indenture.

ARTICLE X
[RESERVED]
ARTICLE XI
SUBORDINATION
     11.01 Agreement to Subordinate.
     The Company agrees, and each Securityholder by accepting a Security agrees, that the payment of all amounts due with respect to the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article XI, to the prior payment in full of all Senior Indebtedness and that the subordination is for the benefit of the holders of Senior Indebtedness.
     Money and securities held in trust pursuant to Article VIII are not subject to the subordination provisions of this Article XI.
     11.02 Certain Definitions.
     “Indebtedness” means, with respect to any person, the principal of, and premium, if any, and interest on (a) all indebtedness of such person for borrowed money (including all indebtedness evidenced by notes, bonds, debentures or other securities sold by such person for money), (b) all obligations incurred by such person in the acquisition (whether by way of purchase, merger, consolidation or otherwise and whether by such person or another person) of any business, real property or other assets (except trade payables), (c) guarantees by such person of indebtedness described in clause (a) or (b) of another person, (d) all renewals, extensions, refundings, deferrals, restructurings, amendments and modifications of any such indebtedness, obligation or guarantee, (e) all reimbursement obligations of such person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such person, (f) all capital lease obligations of such person and (g) all net obligations of such person under interest rate swap, currency exchange or similar agreements of such person.
     “Representative” means the Trustee or other trustee, agent or representative for an issue of Senior Indebtedness.
     “Senior Indebtedness” means all Indebtedness of the Company outstanding at any time, including, without limitation, the Company’s 3 1/8% Convertible Notes due 2025, except the Securities, Indebtedness that by its terms provides that it shall not be “senior” in right of payment to the Securities or Indebtedness that by its terms provides that it shall be “pari passu” or “junior” in right of payment to the Securities. Senior Indebtedness does not include Indebtedness of the Company to any of its subsidiaries or the Company’s 1.75% Convertible Subordinated Notes due 2023.
     11.03 Liquidation; Dissolution; Bankruptcy.
     Upon any distribution of assets to creditors of the Company in a liquidation, winding up or dissolution of the Company, or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:
     (i) holders of Senior Indebtedness shall be entitled to receive payment in full of the principal of and interest (including interest accruing after the commencement of any such proceeding) to the date of payment on the Senior Indebtedness before Securityholders shall be entitled to receive any payment from the Company of amounts due with respect to the Securities; and
     (ii) until the Senior Indebtedness is paid in full, any distribution to which Securityholders would be entitled from the Company but for this Article XI shall be made to holders of Senior Indebtedness, as their interests may appear, except the Securityholders may receive securities that are subordinated to Senior Indebtedness to at least the same extent as the Securities and payments made pursuant to Sections 8.01 and 8.02.
     11.04 Company Not To Make Payments with Respect to Securities in Certain Circumstances.
     No payment of amounts due may be made by the Company, directly or indirectly, with respect to the Securities (including in connection with a mandatory redemption) or to acquire any of the Securities at any time if a default in payment of the principal of or premium, if any, or interest on Senior Indebtedness exists beyond any applicable grace period, unless and until such default shall have been cured or waived or shall have ceased to exist. During the continuance of any default with respect to any Senior Indebtedness pursuant to which any Senior Indebtedness has been issued (other than default in payment of the principal of or premium, if any, or interest on any Senior Indebtedness), permitting the holders thereof to accelerate the maturity thereof, no payment may be made by the Company, directly or indirectly, of any amount due with respect to the Securities (a “Payment Blockage”) until the earlier of (i) the date on which such default has been cured or waived, (ii) 180 days following receipt of written notice (a “Payment Blockage Notice”) to the Company from any holder or holders thereof or its Representative or Representatives or the trustee or trustees under any indenture under which any instrument evidencing any such Senior Indebtedness may have been issued, that such a default has occurred and is continuing, (iii) the date on which such Senior Indebtedness is discharged or paid in full or (iv) the date of which the imposition of such Payment Blockage shall have been terminated by written notice to such trustee or the Company from such trustee or other representative initiating such Payment Blockage. Notwithstanding the foregoing, no new Payment Blockage Notice shall be given until a period of at least 365 consecutive days shall have elapsed since the beginning of the prior Payment Blockage period. No default (other than a default in payment) that existed or was continuing on the date of delivery of any Payment Blockage Notice shall be the basis for any subsequent Payment Blockage Notice, unless such default has been cured or waived for a period of not less than 90 consecutive days. However, if the maturity of such Senior Indebtedness is accelerated, no payment may be made by the Company on the Securities until such Senior Indebtedness that has matured has been paid or such acceleration has been cured or waived.
     Regardless of anything to the contrary herein, nothing shall prevent (a) any payment by the Trustee to the Securityholders of amounts deposited with it pursuant to Article VIII or (b) any payment by the Trustee or the Paying Agent as permitted by Section 11.12. Nothing contained in this Article XI will limit the right of the Trustee or the Securityholders to take any action to accelerate the maturity of the Securities pursuant to Section 6.02 or to pursue any rights or remedies hereunder.
     11.05 Acceleration of Securities.
     If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of the acceleration.
     11.06 When Distribution Must Be Paid Over.
     In the event that the Company shall make any payment to the Trustee with respect to the Securities at a time when such payment is prohibited by Section 11.03 or 11.04, such payment shall be held by the Trustee, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of

Senior Indebtedness (pro rata as to each of such holders on the basis of the respective amounts of Senior Indebtedness held by them) or their Representative or the trustee under the indenture or other agreement (if any) pursuant to which Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.
     If a distribution is made to Securityholders, that because of this Article XI should not have been made to them, the Securityholders who receive the distribution shall hold it in trust for holders of Senior Indebtedness and pay it over to them as their interests may appear.
     11.07 Notice by Company.
     The Company shall promptly notify the Trustee and the Paying Agent in writing of any facts known to the Company that would cause a payment of any amount due with respect to the Securities to violate this Article XI, but failure to give such notice shall not affect the subordination of the Securities to the Senior Indebtedness provided in this Article XI.
     11.08 Subrogation.
     After all Senior Indebtedness is paid in full and until the Securities are paid in full, Securityholders shall be subrogated (equally and ratably with all other Indebtedness of the Company ranking pari passu with the Securities) to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Securityholders have been applied to the payment of Senior Indebtedness. A distribution made under this Article XI to holders of Senior Indebtedness which otherwise would have been made to Securityholders is not, as between the Company and Securityholders, a payment by the Company on Senior Indebtedness.
     11.09 Relative Rights.
     This Article XI defines the relative rights of Securityholders and holders of Senior Indebtedness. Nothing in this Indenture shall:
     (i) impair, as between the Company, on the one hand, and Securityholders, on the other hand, the obligation of the Company, which is absolute and unconditional, to pay all amounts due with respect to the Securities in accordance with their terms;
     (ii) affect the relative rights of Securityholders and creditors of the Company other than holders of Senior Indebtedness; or
     (iii) prevent the Trustee or any Securityholder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to Securityholders.
     Upon any distribution of assets of the Company referred to in this Article XI, the Trustee, subject to the provisions of Sections 7.01 and 7.02, and the Holders of the Securities shall be entitled to rely upon any order or decree by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or the Holders of the Securities, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XI. Nothing contained in this Article XI or elsewhere in this Indenture or in any Security is intended to or shall affect the obligation of the Company to make, or prevent the Company from making, at any time except during the pendency of any dissolution, winding up, liquidation or reorganization proceeding, and except during the continuance of any default specified in Section 11.04 (not cured or waived), payments at any time of all amounts due with respect to the Securities.
     11.10 Subordination May Not Be Impaired by Company.
     No right of any holder of Senior Indebtedness to enforce the subordination of the indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or by the failure of the Company to comply with this Indenture.
     11.11 Distribution or Notice to Representative.
     Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representatives.
     11.12 Rights of Trustee and Paying Agent.
     The Trustee or Paying Agent may continue to make payments on the Securities until it receives written notice of facts that would cause a payment of amounts due with respect to the Securities to violate this Article XI. Only the Company or a Representative or a holder of an issue of Senior Indebtedness that has no Representative may give the notice.
     The Trustee shall be entitled to conclusively rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Indebtedness (or a Representative on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness or a Representative on behalf of any such holder. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person who is a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article XI, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article XI, and if such evidence is not furnished the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment or until such time as the Trustee shall be otherwise satisfied as to the right of such person to receive such payment.
     The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.
     The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holder if it shall mistakenly pay over or distribute to Securityholders or the Company or any other person money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article XI or otherwise.
     11.13 Officers’ Certificate.
     If there occurs an event referred to in Section 11.03 or 11.04, the Company shall promptly give to the Trustee an Officers’ Certificate (on which the Trustee may conclusively rely) identifying all holders of Senior Indebtedness or their Representatives and the principal amount of Senior Indebtedness then outstanding held by each such holder and stating the reasons why such Officers’ Certificate is being delivered to the Trustee.
     11.14 Not to Prevent Events of Default.
     The failure to make any payment due with respect to the Securities by reason of any provision of this Article XI shall not be construed as preventing the occurrence of an Event of Default under Section 6.01.
ARTICLE XII
MISCELLANEOUS
     12.01 Trust Indenture Act Controls.
     If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision of the TIA shall control.
     12.02 Notices.
     Any notice or communication by the Company or the Trustee to one or both of the others is duly given if in writing and delivered in person, mailed by first-class mail or by express delivery to the other parties’ addresses stated in this Section 12.02. The Company or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.
     Any notice or communication to a Securityholder shall be mailed to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.
     If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
     If the Company mails a notice or communication to Securityholders, it shall mail a copy to the other and to the Trustee and each Agent at the same time.
     All notices or communications shall be in writing.
     The Company’s address is:
WebMD Health Corp.
111 Eighth Avenue
New York, NY 10011
Facsimile: [              ]
Attention: [              ]

     The Trustee’s address is:
Wilmington Trust Company
1100 North Market Street
Wilmington, Delaware 19890-1600
Facsimile: (302) 636-4145
Attention: Corporate Client Services
     12.03 Communication by Holders with Other Holders.
     Securityholders may communicate pursuant to TIA § 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).
     12.04 Certificate and Opinion as to Conditions Precedent.
     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:
     (i) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
     (ii) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
     Each signer of an Officers’ Certificate or an Opinion of Counsel may (if so stated) rely, effectively, upon an Opinion of Counsel as to legal matters and an Officers’ Certificate as to factual matters if such signer reasonably and in good faith believes in the accuracy of the document relied upon.
     12.05 Statements Required in Certificate or Opinion.
     Each Officers’ Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:
     (i) a statement that the person making such certificate or opinion has read such covenant or condition;
     (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (iii) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (iv) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.
     12.06 Rules by Trustee and Agents.

     The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for their respective functions.
     12.07 Legal Holidays.
     A “Legal Holiday” is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the City of New York, in the State of New York or in the city in which the Corporate Trust Office of the Trustee is located. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on that payment for the intervening period.
     A “business day” is a day other than a Legal Holiday.
     12.08 No Recourse Against Others.
     No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.
     12.09 Duplicate Originals.
     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart by facsimile shall be effective as delivery of a manually executed counterpart thereof.
     12.10 Governing Law.
     The laws of the State of New York shall govern this Indenture and the Securities.
     12.11 No Adverse Interpretation of Other Agreements.
     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
     12.12 Successors.
     All agreements of the Company in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.
     12.13 Separability.
     In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and a Holder shall have no claim therefor against any party hereto.
     12.14 Table of Contents, Headings, etc.

     The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

WEBMD HEALTH CORP.

By:
Name:
Title:

WLIMINGTON TRUST COMPANY, as Trustee

By:
Name:
Title:

EXHIBIT A
[Face of Security]
WEBMD HEALTH CORP.
[Certificate No. ]
[INSERT GLOBAL SECURITY LEGEND AS REQUIRED]
11% Subordinated Note due [           ], 2014
CUSIP No.
     WEBMD HEALTH CORP., a Delaware corporation (herein called the “Company”), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of Dollars ($ ) on [          ], 2014, and to pay interest thereon, as provided on the reverse hereof, until the principal and any unpaid and accrued interest is paid or duly provided for. The right to payment of the principal and all other amounts due with respect hereto is subordinated to the rights of Senior Indebtedness as set forth in the Indenture referred to on the reverse side hereof.
     Interest Payment Date: [            ], with the first payment to be made on [           ], 2009.
     Record Dates: [           ] immediately preceding each Interest Payment Date.
     The provisions on the back of this certificate are incorporated as if set forth on the face hereof.
     IN WITNESS WHEREOF, WEBMD HEALTH CORP. has caused this instrument to be duly signed.

WEBMD HEALTH CORP.

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Securities
referred to in the within-mentioned Indenture.
WILMINGTON TRUST COMPANY, as Trustee

By:
Authorized Signatory

Dated:

[REVERSE OF SECURITY]
WEBMD HEALTH CORP.
11% Subordinated Pay-In-Kind Note due [      ], 2014
     1. Interest. WebMD Health Corp., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest annually on [            ] of each year, with the first payment to be made on [            ], 2009, to the Holders of record on the immediately preceding [      ], whether or not such day is a business day. Interest on the Securities will be paid as PIK Interest. Interest on the Securities will accrue on the principal amount from the most recent date to which interest has been paid or provided for or, if no interest has been paid, from [          ], 2008. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will not be required to make any interest payment on the Securities on any day that is not a business day until the next succeeding business day. Such interest payment made on the next succeeding business day will be treated as though it were paid on the original due date and no interest will accrue on the payment for the additional period of time.
     2. Maturity. The Notes will mature on [           ], 2014.
     3. Method of Payment. The Company will pay interest on the Securities (except defaulted interest) to the persons who are registered Holders of Securities at the close of business on the record date set forth on the face of this Security immediately preceding the applicable interest payment date. Holders must surrender Securities to a Paying Agent to collect the principal or Redemption Price of the Securities. The Company will pay all cash amounts due with respect to the Securities in money of the United States that at the time of payment is legal tender for payment of public and private debts. Interest accruing on the Securities will be payable through the issuance of PIK Notes (or by increasing the principal amount of the Securities). However, the Company may pay the Redemption Price or the principal amount at maturity, as the case may be, by check or wire payable in such money; provided, however, that a Holder holding Securities with an aggregate principal amount in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder. Notwithstanding the foregoing, so long as this Security is registered in the name of a Depositary or its nominee, all cash payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.
     4. Paying Agent, Registrar. Initially, Wilmington Trust Company (the “Trustee”) will act as Paying Agent or Registrar. The Company may change any Paying Agent or Registrar without notice. The Company may act as Paying Agent.
     5. Indenture; Ranking. The Company issued the Securities under an Indenture, dated as of [           ], 2008 (the “Indenture”), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) (the “Act”) as in effect on the date of the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of such terms. The Securities are general unsecured subordinated obligations of the Company limited to $[       ],000,000 aggregate principal amount, except as otherwise provided in Section 2.07 of the Indenture. The Securities rank equal in right of payment to the Company’s 1.75% Convertible Subordinated Notes due 2023 and subordinate in right of payment to the Company’s 3 1/8% Convertible Notes due 2025. Terms used and not otherwise defined herein that are defined in the Indenture have the meanings assigned to them in the Indenture.

     6. Redemption by the Company. At any time and from time to time through the business day immediately prior to the Maturity Date, the Company will have the right to redeem for Cash all or any part of the Securities at the applicable Redemption Price, plus accrued and unpaid interest thereon to, but not including, the Redemption Date, provided that, if such Redemption Date is on or after an interest record date, but on or prior to the related interest payment date, such interest will be payable in Cash to the Holders in whose names the Securities are registered at the close of business on the relevant record date for payment of such interest. In addition, within 30 days of receipt by the Company of any Net Proceeds from an Asset Sale, the Company shall redeem, pro rata from all Holders of the Securities, Securities in an amount equal to such Net Proceeds.
     7. Notice of Redemption. At least 20 days but not more than 60 days before a Redemption Date, the Company shall mail by first-class mail a notice of redemption to each Holder at such Holder’s registered address. Securities in denominations larger than $100 principal amount may be redeemed in part but only in positive integral multiples of $100 principal amount (or, if PIK Notes are issued or PIK Interest is paid, in positive integral multiples of $1.00). On and after the Redemption Date interest ceases to accrue on Securities or portions of them called for redemption.
     8. [Reserved].
     9. [Reserved].
     10. [Reserved].
     11. Subordination. The Securities are subordinated in right of payment, in the manner and to the extent set forth in Article XI of the Indenture, to the prior payment in full of all Senior Indebtedness. Each Holder by accepting a Security agrees to such subordination and authorizes the Trustee to give it effect.
     12. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in denominations of $100 principal amount and positive integral multiples of $100 principal amount subject to the issuance of PIK Interest pursuant to Section 1, in which case PIK Notes may be issued in an aggregate principal amount equal to the amount of PIK Interest paid by the Company for the applicable period, rounded up to the nearest whole dollar. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Registrar need not exchange or register the transfer of any Security selected for redemption in whole or in part, except the unredeemed portion of Securities to be redeemed in part. Also, it need not exchange or register the transfer of any Securities for a period of 15 days before the mailing of a notice of redemption of the Securities selected to be redeemed and in certain other circumstances provided in the Indenture.
     13. Persons Deemed Owners. The registered Holder of a Security may be treated as the owner of such Security for all purposes.
     14. Merger or Consolidation. The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its properties and assets to, another person unless such other person is a corporation organized under the laws of the United States, any State thereof or the District of Columbia or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction (provided, however, that in the case of a transaction where the surviving entity is organized under the laws of a foreign jurisdiction, the Company may not consummate the transaction without first

(i) amending the terms of the Securities to provide that, in the event the Company is required under the laws of such foreign jurisdiction (or any political subdivision thereof) to withhold or deduct amounts in respect of taxes from payments made to Securityholders on the Securities, the Company will pay, subject to certain standard exceptions, such additional amounts to the holders as may be necessary so that each Securityholder will receive the same amounts it would have received had no such withholding or deduction been required, and (ii) obtaining an opinion of tax counsel experienced in such matters to the effect that, under then existing United States federal income tax laws, there would be no material adverse tax consequences to Securityholders of the Securities resulting from such transaction); such person assumes by supplemental indenture all the obligations of the Company, under the Securities and this Indenture; and immediately after giving effect to the transaction, no Default or Event of Default shall exist.
     15. Amendments, Supplements and Waivers. Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or the consent of any Securityholder, the Indenture or the Securities may be amended or supplemented, with the consent of the Trustee, to cure any ambiguity, inconsistency or other defect in the Indenture; to comply with Section 5.01 of the Indenture; to evidence a successor to the Company and the assumption by that successor of the Company’s obligations under the Indenture and the Securities; to evidence and provide for the acceptance of the appointment under the Indenture of a successor Trustee; to make any changes or modifications to the Indenture necessary in connection with the registration of the Securities under the Securities Act and the qualification of the Indenture under the TIA; to secure the obligations of the Company in respect of the Securities; to add a guarantor or co-obligor; or to add to covenants of the Company described in the Indenture for the benefit of Securityholders or to surrender any right or power conferred upon the Company.
     16. Defaults and Remedies. An Event of Default includes the occurrence of those events set forth in Section 6.01 of the Indenture. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may declare all the Securities to be due and payable immediately, except as provided in the Indenture. If an Event of Default specified in Section 6.01(iv) or (v) of the Indenture with respect to the Company occurs, the principal of and accrued interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholder. The Company must furnish an annual compliance certificate to the Trustee.
     17. [Reserved].
     18. Trustee Dealings with the Company. The Trustee under the Indenture, or any banking institution serving as successor Trustee thereunder, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.
     19. No Recourse Against Others. No past, present or future director, officer, employee or stockholder, as such, of the Company shall have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.
     20. Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     21. Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).
     THE COMPANY WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO:
WebMD Health Corp.
[_____]

[FORM OF ASSIGNMENT]
I or we assign to

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER

(please print or type name and address)

the within Security and all rights thereunder, and hereby irrevocably constitutes and appoints

Attorney to transfer the Security on the books of the Company with full power of substitution in the premises.

Dated:

NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Security in every particular without alteration or enlargement or any change whatsoever and be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.
Signature Guarantee:

SCHEDULE A

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY3
     The following exchanges of a part of this Global Security for an interest in another Global Security or for Securities in certificated form, have been made:

		Amount of	Principal amount	Signature or
	Amount of	increase in	of this Global	authorized
	decrease in	Principal	Security	signatory of
	Principal amount	amount of this	following such	Trustee or
	of this Global	Global	decrease (or	Note
Date of Exchange	Security	Security	increase)	Custodian

[3]	This is included in Global Securities only.

EXHIBIT B
FORM OF LEGEND FOR GLOBAL SECURITY
     Any Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:
THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THE INDENTURE.
FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT. YOU MAY OBTAIN THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE, AND THE YIELD TO MATURITY FOR THIS SECURITY BY TELEPHONING [_____] AT [_____] OR SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO: WEBMD HEALTH CORP., [_____].
FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, IF THE STATED PRINCIPAL AMOUNT OF THE

B-1

SECURITIES ON THEIR ISSUE DATE EXCEEDS THEIR ISSUE PRICE BY 1.50% OR MORE, THIS SECURITY WILL BE A CONTINGENT PAYMENT DEBT INSTRUMENT AND WILL ACCRUE ORIGINAL ISSUE DISCOUNT AT THE ISSUER’S “COMPARABLE YIELD” FOR U.S. FEDERAL INCOME TAX PUR-POSES. IN SUCH CASE, PURSUANT TO SECTION 4.08 OF THE INDENTURE, THE COMPANY AGREES, AND BY ACCEPTANCE OF A BENEFICIAL OWNERSHIP INTEREST IN THE SECURITY, EACH BENEFICIAL HOLDER OF THE SECURITIES WILL BE DEEMED TO HAVE AGREED, FOR U.S. FEDERAL INCOME TAX PURPOSES, (I) TO TREAT THE SECURITIES AS INDEBTEDNESS THAT IS SUBJECT TO SECTION 1.1275-4 OF THE UNITED STATES TREASURY REGULATIONS (THE “CONTINGENT PAYMENT REGULATIONS”), AND (II) TO BE BOUND BY THE COMPANY’S DETERMINATION OF THE “COMPARABLE YIELD” AND “PROJECTED PAYMENT SCHEDULE,” WITHIN THE MEANING OF THE CONTINGENT PAYMENT REGULATIONS, WITH RESPECT TO THE SECURITIES. YOU MAY OBTAIN THE COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE FOR THIS SECURITY BY TELEPHONING [_____] AT [_____] OR SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO: WEBMD HEALTH CORP., [_____].

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